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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in the Application for Conversion filed with the Illinois Office of Banks and Real Estate, the Notice of Intent to Convert to Stock Form filed with the Federal Deposit Insurance Corporation and the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, of our report dated August 3, 2001 (except for Notes 9, 10 and 11 as to which the date is September 1, 2001) on the financial statements of Allied First Bank, sb (formally known as Allied Pilots Association Federal Credit Union) as of June 30, 2001 and 2000 and for each of the years in the two-year period ended June 30, 2001 included herein. We also consent to the references to us under the headings "Experts" and "Legal and Tax Opinions" in this registration statement on Form SB-2.


                                            /s/ Crowe, Chizek and Company LLP
                                            ---------------------------------
                                                Crowe, Chizek and Company LLP



Oak Brook, Illinois
October 26, 2001